UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 9, 2015
Date of Report (Date of earliest event reported)

B-Maven, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-176376	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification Number)

428 Katingdig Avenue,
Quezon City, Metro Manila Philippines
(Address of Principal Executive Offices)

(63)(914) 215 6799
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 8 -

OTHER EVENTS

Item 8.01

Other Events.

Increase in Authorized Shares of Common Stock

On March 9, 2015, the Board of Directors and a stockholder of the Company holding a majority of the outstanding shares of common stock of the Company approved an amendment to the Articles of Incorporation (the “Amendment”) included as Exhibit 3.1 hereto.As further described in the Information Statement included as Exhibit 99.1 hereto, the Amendment provided for an increase in the number of authorized shares of common stock of the Company from one hundred million (100,000,000) to five hundred million (500,000,000) shares of common stock of the Company.

Designation of Series A Convertible Preferred Stock

On March 9, 2015, the Board of Directors of the Company approved a certificate of designation, included as Exhibit 3.2 hereto, which set forth the rights, preferences and privileges for a new class of preferred stock of the Company, to be known as Series A Convertible Preferred Stock.  The Company is authorized to issue up to 250,000 shares of Series A Convertible Preferred Stock.  Holders of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to 51% of the total number of votes entitled to be cast on any matters requiring a stockholder vote.  The shares of Series A Convertible Preferred Stock are convertible at a forty to one ratio into shares of common stock.

The foregoing description of the certificate of designation is qualified in its entirety by reference to the full text of the certificate of designation, which is attached as Exhibit 3.2 hereto.

SECTION 9-

FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit	Name
Exhibit 3.1	Amendment to Articles of Incorporation
Exhibit 3.2	Certificate of Designation – Series A Convertible Preferred Stock
Exhibit 99.1	Information Statement of B-Maven, Inc., dated March 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B-MAVEN, INC. a Nevada corporation

Dated: May 1, 2015	By:	/s/ Restituto S. Cenia, Jr
Restituto S. Cenia, Jr. Chief Executive Officer, President and Chief Financial Officer

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